SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2008
____________

 (Exact name of Registrant as specified in its Charter)

Delaware	000-26068	95-4405754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Newport Center Drive,
Newport Beach, California  92660
(Address of Principal Executive Offices)

(949) 480-8300
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Item 8.01 Other Events.

On September 23, 2008, Service Reminder LLC, a subsidiary of Acacia Research Corporation, entered into a settlement agreement with American Honda Motor Company, Inc.  The settlement agreement resolves patent litigation, Case No. 08-1098 (WJM), that was pending in the United States District Court for the District of New Jersey.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 29, 2008	ACACIA RESEARCH CORPORATION By: /s/ Paul R. Ryan Name: Paul R. Ryan Title: Chairman and Chief Executive Officer